Exhibit 23.2
CONSENT OF MCCARTHY TÉTRAULT LLP
Re:      IMAX Corporation — Filing of Form S-8
The undersigned hereby consents to the filing of our opinion, addressed to the Division of Corporation Finance, Securities and Exchange Commission, as an exhibit to the Registration Statement of IMAX Corporation on Form S-8.
Date: November 10, 2008

McCarthy Tétrault LLP

By:	/s/ Philip C. Moore Philip C. Moore